SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K




        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
             THE SECURITIES AND EXCHANGE ACT OF 1934


                Date of Report:  February 4, 1996



                   JACOR COMMUNICATIONS, INC.



                              OHIO
         (State or Other Jurisdiction of Incorporation)




       0-12404                            31-0978313
(Commission File No.)           (IRS Employer Identification No.)




                         1300 PNC Center
                      201 East Fifth Street
                     Cincinnati, Ohio  45202

                         (513) 621-1300

Item 5.   Other Events

     Jacor Communications, Inc. (the "Company") announced on February 4, 1996 that it had reached agreement to acquire Noble Broadcast Group, Inc. ("Noble"), owner of twelve radio stations for approximately $152 million in cash. Noble's radio stations serve Denver, Colorado, St. Louis, Missouri, San Diego, California and Toledo, Ohio. The Company has received commitments for a new $300 million credit facility from a group of banks led by Banque Paribas and the Company expects to finance this acquisition entirely through borrowings under that new facility.

     The consummation of this transaction is subject to the execution of definitive purchase agreements and related documents, the approval of the Federal Communications Commission and the satisfaction of certain other conditions. Pending satisfaction of all such conditions, the Company and Noble intend to enter into local marketing agreements for the stations located in St. Louis and Toledo. The signals for the San Diego stations originate from Mexico and are not subject to the same approvals as required for radio stations in the United States. The Company anticipates that its acquisition of Noble's San Diego stations will be completed simultaneously with the execution of the definitive agreements with Noble.

     On February 12, 1996, David M. Schulte resigned as a
Director of the Company.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

          99.1      Press Release dated February 4, 1996.

          99.2      Letter dated February 12, 1996 from
                    David M. Schulte to the Company.

     Signatures

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   JACOR COMMUNICATIONS, INC.


February 14, 1996                  BY:  /s/ R. Christopher Weber
                                       R. Christopher Weber
                                       Senior Vice President and
                                       Chief Financial Officer

                          EXHIBIT 99.1




                                   FOR IMMEDIATE RELEASE


CONTACT:  Kirk Brewer
          312-466-4042



                 JACOR COMMUNICATIONS TO ACQUIRE
                      NOBLE BROADCAST GROUP


CINCINNATI, Feb. 4, 1996 -- Jacor Communications, Inc.
(NASDAQ:JCOR) today announced it has reached an agreement to acquire Noble Broadcast Group Inc., owner of 12 stations serving four of the nation's top 75 markets.

     The transaction is valued at approximately $152 million. Jacor said it has received commitments for a $300 million credit agreement with a group of banks led by Banque Paribas enabling the company to finance the transaction entirely with borrowings and providing it with additional credit lines for future acquisitions.

     Noble's radio stations serve Denver (two AM, and two FM), St. Louis (one AM, two FM), San Diego (one AM, one FM), and
Toledo, Ohio (one AM, two FM).

     Jacor already owns one station serving the San Diego market, and is an established force in the Denver market. (See attachment for a full list of Jacor's and Noble's stations.)

     "We've patiently pursued acquisitions compatible with our financial and strategic criteria. The Noble stations are well-positioned within their respective markets, and we intend to provide the additional financial and operational support their managers require to meet their goals," said Jacor President Randy Michaels.







     "Noble's portfolio has wonderful multi-market synergies with existing Jacor holdings. This pairs us in San Diego with recently purchased KHTS-FM, adds to our Denver portfolio, and establishes a significant presence in St. Louis and Toledo."

     Noble's current chief executive officer, John Lynch, will join Jacor as vice-chairman and will maintain a significant role in the merged company.

     "We're particularly pleased to also acquire the management depth that John Lynch and Noble CFO Frank DeFrancesco add to our corporate roster. We're looking forward to working closely with John on devising further strategies for growth," Michaels said.

     Commenting on the transaction, Lynch said, "It has been my goal to create a broadcast company that leaves its mark on the annals of broadcast history.

     "The merger of Noble with Jacor creates a company that will be among the biggest in the industry, but I'm most excited about its potential to be the best," Lynch said.

     With its acquisition of Noble, Jacor will become the nation's fifth largest radio group with 35 stations. The company's financial structure is designed to support further consolidations within existing markets, as well as acquiring additional groups or individual stations in new markets.

     Jacor said it will likely seek shareholder approval of a new name for the combined company.

     Jacor Communications is headquartered in Cincinnati.



Radio Station Summary



Jacor Communications, Inc.              Noble Broadcast Group

Atlanta, GA                             St. Louis, MO
WPCH-FM                                 KMJM-FM
WGST-AM                                 KNJZ-FM
WGST-FM (operated by LMA)               KATZ-AM
Georgia News Network

San Diego, CA                           Toledo, OH
KHTS-FM                                 WVKS-FM
                                        WRVF-FM
Cincinnati, OH                          WSPD-AM
WLW-AM
WEBN-FM                                 Denver, CO
WCKY-AM                                 KBCO-AM/FM
WOFX-FM                                 KHIH-FM
                                        KHOW-AM
Denver, CO
KOA-AM                                  San Diego, CA
KRFX-FM                                 XTRA-AM/FM
KBPI-FM
KTLK-AM

Tampa, FL
WFLZ-FM
WFLA-AM
WDUV-FM
WBRD-AM

Jacksonville, FL
WQIK-FM
WSOL-FM
WJBT-FM
WZAZ-AM
WJGR-AM

Knoxville, TN
WWST-FM
WMYU-FM


                          EXHIBIT  99.2





February 12, 1996





Mr. R. Christopher Weber
Corporate Secretary
Jacor Communications
201 East Fifth Street
Suite 1300
Cincinnati, OH  45202


Dear Chris:

I hereby resign as Director of Jacor Communications, a Delaware corporation, effective as of the date hereof.

Sincerely,


/s/ David M. Schulte

David M. Schulte



/dds